UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   April 6, 2005

TRANSPORT CORPORATION OF AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-24908	41-1386925

(Commission	(I.R.S. Employer
File Number)	Identification No.)

1715 Yankee Doodle Road Eagan, Minnesota	55121

(Address of principal executive offices)	(Zip Code)

(651) 686-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

        On April 6, 2005, the Compensation Committee of the Board of Directors of Transport Corporation of America, Inc. (“Transport America”) recommended and the Board of Directors approved the 2005 Incentive Plan (the “Plan”), an annual bonus plan for certain members of Transport America’s management, including the executive officers. Under the Plan, participants are eligible to receive a bonus based on Transport America’s performance in fiscal 2005 in terms of the metrics of revenue, EBITDA, operating ratio, and earnings before taxes. A portion of the bonus will be based on achievement of specific target levels and a portion will be based on a comparison of Transport America’s operating performance measured by these metrics to its peers. Target bonus amounts were set at 60 percent of base salary for Transport America’s Chief Executive Officer, 40 percent for its Chief Financial Officer and 30 percent for each of its remaining executive officers and participants can receive up to 150% of target bonus amounts depending on Transport America’s actual results for 2005.

Item 9.01.       Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10 – Summary of Transport Corporation of America, Inc. 2005 Incentive Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSPORT CORPORATION OF AMERICA, INC.
	By	/s/ Michael J. Paxton

Michael J. Paxton, Chairman President and Chief Executive Officer
Dated: April 12, 2005

TRANSPORT CORPORATION OF AMERICA, INC.
FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10	Summary of Transport Corporation of America, Inc.2005 Incentive Plan